UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

INVENTRUST PROPERTIES CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-40896	34-2019608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Highland Parkway, Suite 350

Downers Grove, Illinois 60515

(Address of principal executive offices) (Zip Code)

(855) 377-0510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On February 20, 2025, InvenTrust Properties Corp. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3ASR (File No. 333-285073) (the “New Registration Statement”) to replace the automatic shelf registration statement on Form S-3ASR (File No. 333-263342) filed with the SEC on March 7, 2022 (the “Prior Registration Statement”). The Prior Registration Statement was terminated upon the effectiveness of the New Registration Statement on February 20, 2025.

In connection with the filing of the New Registration Statement, the Company filed with the SEC a prospectus supplement, dated February 20, 2025, to the prospectus forming part of the New Registration Statement relating to the Company’s existing “at-the-market” offering program. In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Venable LLP, regarding certain matters of Maryland law, including the validity of the shares.

On February 20, 2025, the Company entered into Amendment No. 1 (the “Amendment No. 1”) to the Equity Distribution Agreement, dated March 7, 2022 (as amended, and as may be amended from time to time, the “Equity Distribution Agreement”), with Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Truist Securities, Inc., as sales agents, principals and/or (except in the case of BTIG, LLC and Fifth Third Securities, Inc.) forward sellers (in any such capacity, each a “Manager” and, collectively, the “Managers”), and Wells Fargo Bank, National Association, Bank of America, N.A., Deutsche Bank AG, London Branch, Jefferies LLC, JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc. and Truist Bank, each as forward purchasers (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). The purpose of Amendment No. 1 was to reflect the filing of the New Registration Statement and the prospectus supplement and to add additional Managers and Forward Purchasers as parties to the Equity Distribution Agreement. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. Under the Equity Distribution Agreement, shares of common stock having an aggregate offering price of approximately $13.3 million have been offered and sold through February 20, 2025. As a result of such prior sales, as of February 20, 2025, shares of common stock having an aggregate offering price of approximately $236.7 million remain available for offer and sale pursuant to the Equity Distribution Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

1.1	Amendment No. 1 to the Equity Distribution Agreement, dated February 20, 2025, by and among Wells Fargo Securities, LLC, BofA Securities, Inc., BTIG, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc. and Truist Securities, Inc., as sales agents, principals and/or (except in the case of BTIG, LLC and Fifth Third Securities, Inc.) forward sellers, and certain of their affiliates as forward purchasers.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (contained in opinion filed as Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenTrust Properties Corp.

Date: February 20, 2025	By:	/s/ Christy L. David
	Name:	Christy L. David
	Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary